FORM 52-109FT2

CERTIFICATION OF ANNUAL FILINGS DURING TRANSITION PERIOD

I, Henk Van Alphen, President and Chief Executive Officer of Cardero Resource Corp., certify that:

1.

I have reviewed the annual filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of Cardero Resource Corp. (the “issuer”) for the period ending October 31, 2004;

2.

Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the annual filings; and

3.

Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the annual filings.

Date:

March 15, 2005

“Henk Van Alphen” (signed)

Henk Van Alphen

President and Chief Executive Officer